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                                                                    EXHIBIT 10.6

                             TAX SHARING AGREEMENT
                             ---------------------


     THIS TAX SHARING AGREEMENT ("Agreement") is entered into this 21st day of November, 1997, between LSB INDUSTRIES, INC., a Delaware corporation ("LSB"), and CLIMACHEM, INC., an Oklahoma corporation ("ClimaChem").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, LSB owns 100% of the issued and outstanding shares of capital stock of ClimaChem, and ClimaChem owns, directly or through intermediaries, 100% of the issued and outstanding shares of capital stock of the entities listed on
Schedule 1 attached hereto (the "ClimaChem Subsidiaries");

     WHEREAS, LSB, ClimaChem, and the ClimaChem Subsidiaries are members of the affiliated group of corporations of which LSB is the common parent (collectively, the "LSB Consolidated Group") within the meaning of (S) 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, ClimaChem and the ClimaChem Subsidiaries (collectively, the "ClimaChem Group") would be members of an affiliated group of corporations of which ClimaChem would be the common parent within the meaning of (S) 1504(a) of the Code if ClimaChem were not a subsidiary of LSB; and

     WHEREAS, it is the intent and desire of the parties hereto that a method be established for determining the rights and obligations among the LSB Consolidated Group, the ClimaChem Group, and the members of the LSB Consolidated Group which are not members of the ClimaChem Group (the "LSB Group") as to tax liabilities, refunds and related administrative matters.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.   Filing of Tax Returns.  The tax returns of LSB and the ClimaChem Group will
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be filed as follows:

     1.1  Consolidated Federal Returns.  LSB will have exclusive authority to
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          file consolidated federal income tax returns pursuant to (S) 1502 of the Code on behalf of the LSB Consolidated Group which includes, but is not limited to, the ClimaChem Group ("Consolidated Federal Returns").

     1.2  Composite Returns.  LSB, or a member of the LSB Group designated by
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          LSB, will have exclusive authority to file each state, local or foreign income tax return or other tax return required to be filed by any member of the ClimaChem Group which computes taxes payable to a taxing jurisdiction in respect of the income, operations or assets of two or more corporations (including at least
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          one member of the ClimaChem Group and one member of the LSB Group)
          based on combined or consolidated reporting or apportionment of business income under the unitary business concept ("Composite Return").

     1.3  All Other Returns.  Except as otherwise provided in paragraphs 11 and
          -----------------
          12 of this Agreement, LSB, or a member of the LSB Group designated by LSB, will have exclusive authority to file all income tax or franchise tax returns with respect to the income, operations or assets of the LSB Consolidated Group or any member thereof, including, but not limited to, the ClimaChem Group and any member of such group.

     1.4  Tax Information.  To facilitate the preparation and filing of
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          Consolidated Federal Returns, Corporate Returns and other returns,
          ClimaChem will, on a timely basis, provide LSB with all information reasonably required by LSB with respect to the income, operations and assets of each member of the ClimaChem Group.

2.   Tax Controversies.
     -----------------

     2.1  Tax Returns.  LSB or its designee will have exclusive authority to
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          represent each member of the LSB Consolidated Group, including, but not limited to, members of the ClimaChem Group, before any governmental agency or any court regarding tax matters related to any Consolidated Federal Return, Composite Return or any other tax return including, but not limited to, (a) the exclusive control of any response to any examination by any taxing authority, and (b) the exclusive control over any contest of any issue therein through a Final Determination (as defined below), including, but not limited to, whether, and in what form, to conduct such contest and whether, and on what basis, to settle such contest. For purposes of this paragraph 2, the term "Final Determination" means with respect to any issue or item for any period, (a) in the context of federal income taxes, (i) a final, nonappealable decision by a court of competent jurisdiction,
          (ii) the expiration of the time for assessment of taxes or filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or credit for such period may thereafter be made,
          (iii) the execution of a closing agreement under (S) 7121 of the Code,
          (iv) the acceptance by the IRS or its counsel of a tender pursuant to an

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          offer in compromise pursuant to (S) 7122 of the Code, (v) the execution of a Form 870A, or (vi) any other final and irrevocable determination of taxes for any period, and (b) in the context of other taxes, any comparable, final, nonappealable, and irrevocable determination of taxes for such period.

     2.2  Notification of Controversy.  LSB or its designee will timely notify
          ---------------------------
          ClimaChem of any correspondence and tax controversies with any taxing authority relating to items of any member of the ClimaChem Group and will promptly provide ClimaChem with copies of all such correspondence upon the request of ClimaChem. Subject to LSB's exclusive authority as provided herein, ClimaChem will have the right exercisable on a timely basis to consult with LSB with respect to the handling of any such correspondence or controversies. LSB or its designee will permit ClimaChem or its representative to attend any hearing or other proceedings relating to such controversies to the extent that the subject of such hearings or proceeding relates to a member of the ClimaChem Group.

3.   Tax Sharing.
     -----------

     3.1  ClimaChem Payment Obligation.  ClimaChem shall pay to LSB the dollar
          ----------------------------
          value of any federal, state or local income tax liability (including, without limitation, deficiencies, interest and penalties) relating to the ClimaChem Group and its respective businesses and operations with respect to any taxes of the ClimaChem Group for any taxable year or period ending on or prior to December 31, 2007. Such tax liability of the ClimaChem Group will be calculated as if the ClimaChem Group was a separate consolidated tax group and not part of the LSB Consolidated Group (the resulting amount is referred to as the "ClimaChem Stand-Alone Tax Liability").

     3.2  Payments by ClimaChem of ClimaChem Stand-Alone Tax Liability.  The
          ------------------------------------------------------------
          ClimaChem Stand-Alone Tax Liability will be paid to LSB pursuant to this paragraph 3.2. On or before each March 31, June 30, September 30, and December 31 of each year, LSB will make a good faith estimate of the ClimaChem Stand-Alone Tax Liability for the current tax quarter (the amount of each such estimate is the "Tax Estimate"), and will promptly provide ClimaChem with a summary of the calculation of the Tax Estimate (the "Tax Notice"). Notwithstanding any objection by ClimaChem to

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          the calculation of the Tax Estimate, within 15 days after the date of the Tax Notice, ClimaChem will pay to LSB the Tax Estimate for the period set forth in the Tax Notice (the "Quarterly Payment"). LSB will adjust the amount of the Tax Estimate as may be necessary from time to time during the tax year, and ClimaChem agrees that the one or more Quarterly Payments will be increased or decreased, as appropriate, to account for the adjustments, if any, in the amount of the Tax Estimate. If the sum of all Quarterly Payments during a tax year is less than the ClimaChem Stand-Alone Tax Liability for such year, as determined by LSB, then ClimaChem will, within 15 days after receipt of notice by LSB, pay to LSB, the amount equal to the deficiency. If the amount of all Quarterly Payments during a tax year is greater than the ClimaChem Stand-Alone Tax Liability for such year, as determined by LSB, then LSB will, within 15 days of the determination of the ClimaChem Stand-Alone Tax Liability, pay to ClimaChem the amount of such excess.

     3.3  Objection to Calculations.  The calculations made by LSB for each tax
          -------------------------
          year pursuant to this paragraph 3 will be conclusive as to ClimaChem, unless written objection is received by LSB within 30 days after the end of such tax year. If written objection is timely made by ClimaChem, and the parties are unable to agree upon the correct calculations, the disputed issue will be submitted to Ernst & Young, L.P. or other accounting firm of recognized national standing selected by LSB in its reasonable discretion, whose determination will be final. All costs and expenses relating to the accounting firm's determination will be paid by ClimaChem. In the event the parties agree to a different determination or the accounting firm's review results in a different calculation, appropriate payments will be made in the amount of payment.

     3.4  Earnings and Profits Allocation.  The parties understand that the
          -------------------------------
          method of allocation of federal income tax liabilities used for the determination of earnings and profits for federal income tax purposes under governing law may differ from the methods prescribed herein for sharing of economic burdens of such taxes. To the extent permitted by governing law and not otherwise inconsistent with the best interests of LSB, LSB agrees to make an election or take any other action permitted under governing law which would cause such method of allocation to resemble as closely as practical the method of sharing the economic burdens of such tax hereunder.

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4.   Administrative Matters.
     ----------------------

     4.1  General.  The provisions of this Agreement will be administered by
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          LSB. Except as otherwise expressly governed by the terms of this
          Agreement, LSB or its designee may use any reasonable method in making any computations or allocations hereunder.

     4.2  Power of Attorney.  In order to carry out the purposes and intent of
          -----------------
          this Agreement, ClimaChem hereby grants, and agrees that it will cause each member of the ClimaChem Group to grant, to LSB and to appropriate officers of LSB a power of attorney to undertake in the name of the appropriate member of the ClimaChem Group any action contemplated herein, including, without limitation, the filing of returns and claims for refund, making of elections, handling of controversies, and receipt of funds. To the extent that such power of attorney is not recognized or respected, ClimaChem agrees to take, and to cause each member of the ClimaChem Group to take, such further actions, including grants to LSB of additional powers of attorney or execution of returns or other documents as may be reasonably requested by LSB to carry out the provisions of this Agreement.

     4.3  Payments.  Amounts owed by either party hereto in respect of tax
          --------
          refunds or credits received by such party to which the other party is entitled hereunder will be paid by the party receiving the refund to the other party within five days after the receipt or credit of such refund, and amounts owed by either party hereto in respect of tax increases will be paid by such party to the other party within 30 days after the Final Determination with respect thereto. If not timely paid, any amounts payable hereunder will bear interest from the date due at one percent in excess of the Prime Rate as published in The Wall Street Journal from time to time.

     4.4  Records.  LSB and ClimaChem agree that all records, including, but not
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          limited to, returns, supporting schedules, workpapers, correspondence and other documents within the possession of either, and relating to the tax liabilities or refunds of either, will be retained by each for as long as they may be material to the determination of such liabilities or refunds and will be made reasonably available to either party upon request.

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     4.5  Return Preparation and Defense.
          ------------------------------

          4.5.1  In General. Each party hereto agrees that it will cooperate
                 ----------
                 with the other, and its representatives, in a prompt and timely manner, in connection with (a) the preparation and filing of, and (b) any administrative or judicial proceeding involving, any Consolidated Federal Return, Composite Return or other tax return filed, or required to be filed, by LSB, ClimaChem or members of their respective Groups. Such cooperation will include, but not be limited to, the making available to the other party, during normal business hours, of all books, records (including, but not limited to, workpapers and schedules), information, officers, and employees (without substantial interruption of employment) reasonably requested and necessary or useful in connection with any tax filing, inquiry, audit, investigation, dispute, litigation, or other matter.

          4.5.2  Consistency.  In filing any Consolidated Federal Return or
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                 Composite Return, LSB will make all computations of taxable amounts and tax on a basis consistent with the computations of such amounts in prior tax returns for the respective taxing jurisdictions except to the extent otherwise required by the laws, rules, or regulations of the respective taxing jurisdictions or other applicable authority or as a result of a change in factual circumstances. In determining how to treat any matter for which there is no precedent in prior returns or controlling legal authority, LSB will, in good faith, take into account the reasonable interests of ClimaChem after due consultation with ClimaChem.

5.   Miscellaneous.
     -------------

     5.1  Term.  This Agreement is effective as to the taxable years (or
          ----
          portions thereof) commencing after December 31, 1996, and will continue for a period of ten years or at such time as ClimaChem is no longer included in LSB's consolidated federal tax return or state consolidated,

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          combined or unitary tax returns, if earlier, unless sooner terminated pursuant to the terms of this paragraph 5. Notwithstanding the foregoing, LSB may terminate this Agreement on 60 days' written notice to ClimaChem if ClimaChem defaults under any of the terms or provisions of this Agreement or if LSB sells all, or substantially all, of the issued and outstanding stock of ClimaChem. Unless otherwise agreed in writing by the parties, this Agreement will remain in force and be binding so long as the statutory period for assessments or refunds under applicable law remains unexpired for any taxable period as to which either party may have a claim against the other under this Agreement.

     5.2  Expenses.  ClimaChem will reimburse or pay to LSB ClimaChem's
          --------
          allocable share of all expenses (including professional fees) incurred by LSB or its designee in connection with the preparation or audit of Consolidated Federal Returns, Composite Returns, or other returns or contests or controversies related to such returns. The allocation of such expenses between LSB and ClimaChem will be made to LSB in its sole discretion.

     5.3  Successors and Assigns.  This Agreement will bind and inure to the
          ----------------------
          benefit of the respective successors and assigns of the parties hereof, but no assignment will relieve any party of its obligations hereunder without the written consent of the other parties.

     5.4  Notices.  All notices and other communications hereunder will be in
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          writing and will be delivered by hand or mailed by registered or certified mail (return-receipt requested) to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which such notice is received:

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     To LSB or any member              LSB Industries, Inc.
     of the LSB Group:                 16 South Pennsylvania
                                       Post Office Box 754
                                       Oklahoma City, Oklahoma  73101
                                       Attention: Chief Financial
                                                  Officer

     To ClimaChem or any member        ClimaChem, Inc.
     of the ClimaChem Group:           16 South Pennsylvania
                                       Post Office Box 754
                                       Oklahoma City, Oklahoma  73101
                                       Attention: President

     5.5  Governing Law.  This Agreement will be construed and enforced in
          -------------
          accordance with the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws. The parties consent to the jurisdiction of any court in Oklahoma County, Oklahoma, with subject matter jurisdiction for any action arising out of matters related to this Agreement, and waive the right to commence any action arising out of matters related to this Agreement in any court outside Oklahoma County, Oklahoma.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated.

                                       LSB INDUSTRIES, INC.,
                                       a Delaware corporation


                                       By_____________________________
                                         Jim D. Jones
                                         Vice President and Controller

                                       CLIMACHEM, INC.,
                                       an Oklahoma corporation


                                       By_____________________________
                                         David R. Goss
                                         Vice President

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